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                                                                   EXHIBIT 10.13



                             ONE-STORY OFFICE LEASE

        Property Address:             Riverside Commerce Center
                                      100 Corporate Boulevard
                                      Norfolk, Virginia 23502

        Lessor:                       Riverside Investors, L.C.

        Lessee:                       Portfolio Recovery Associates, LLC

        Commencement:                 July 1, 1999

        Expiration:                   June 30, 2006





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                             ONE-STORY OFFICE LEASE

                THIS LEASE is made as of February   , 1999, by and between
Riverside Investors. L.C., a Virginia limited liability company, ("Lessor"), and Portfolio Recovery Associates, LLC. a Delaware limited liability company, ("Lessee").

                1. DESCRIPTION OF PREMISES. Lessor, in consideration of the rents to be paid by Lessee and other covenants of Lessee contained herein, does hereby lease to Lessee the premises described below (the "Premises"):

                Suite 100 consisting of 35,179 rentable square feet, located in a building (the "Building") commonly known as Riverside Commerce Center, 100 Corporate Boulevard. Norfolk. VA 23502.

                2. TERM. The term of this lease (the "Term") shall be for a period of seven (7) years, commencing on the 1st day of July, 1999 (the "Commencement Date"), and ending at midnight on the 30th day of June, 2006 (the "Expiration Date").

                3. RENT. Lessee agrees to pay Lessor, without demand, deduction or offset, annual rent for the Term of this lease in the amount of Five Hundred Twenty Five Thousand Nine Hundred Twenty Six and 05/100 Dollars ($525,926.05) per annum, payable monthly in advance on the Commencement Date and on the first business day of each and every subsequent month in the amount of Forty Three Thousand Eight Hundred Twenty Seven and 17/100 Dollars ($43,827.17). If the Term of this lease shall commence or expire on a day other than the first day of a calendar month, the rent for any partial month shall be pro-rated. All rent payments shall be paid to Lessor's Managing Agent at its address specified in paragraph 31 below, or such other place as Lessor designates in writing.

                4. ACCEPTANCE OF PREMISES. Occupancy of the Premises by Lessee shall constitute its acceptance of same, except for latent defects and deficiencies specified in writing by Lessee to Lessor within ten (10) days after Lessee's occupancy, or hidden defects or deficiencies which could not be detected from a reasonable inspection of the Premises. Lessor will promptly repair such hidden defects or deficiencies after notice from Lessee, as provided for herein. Lessee acknowledges that Lessor has not made any warranties or representations, oral or written, as to the use or fitness of the Premises for any particular purpose, except for general office use. Lessor shall not be responsible for obtaining any governmental approvals or permits necessary to enable Lessee to occupy or use the Premises (other than the certificate of occupancy and other approvals related to work done by Lessor to construct the Premises), same being the sole responsibility of Lessee. Lessor shall not be responsible for obtaining any certificates of occupancy or other approvals required in connection with construction work done by Lessee or contractors engaged by Lessee.

                5. (a) DELAY IN COMMENCEMENT. If Lessor, due to delay in construction or for any other reason whatsoever, cannot deliver possession of the Premises to Lessee on the Commencement Date, this lease shall not be void or voidable and, except as otherwise provided for herein, Lessor shall not be liable to Lessee for any loss or damage resulting therefrom, but shall confirm in writing the actual Commencement Date and Expiration Date of this Lease in a form substantially similar to Exhibit A. Lessee shall not be responsible for the payment of any rent prior to the delivery of the Premises by Lessor in substantial conformity with the final Plans and Specifications for the Premises, and acceptance of the Premises by local authorities for occupancy by Lessee. Other terms of this paragraph notwithstanding, if delivery of possession of the Premises to Lessee is delayed beyond August 1, 1999 due to delay in construction or for any other reason whatsoever other than a Lessee caused delay, Lessor shall be liable to Lessee for One Thousand

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Dollars ($1,000.00) for each day delivery is delayed beyond August 1, 1999. If delivery of possession of the Premises to Lessee is delayed beyond October 1, 1999 due to delay in construction or for any other reason whatsoever other than a Lessee caused delay, Lessee may at its option, in writing to the Lessor within ten (10) days thereafter, void this lease. In such an event, cancellation of the lease by Lessee in this manner shall not be considered an event of default and Lessee will not be liable for any payment of any amounts whatsoever and shall be due an immediate refund of any security deposits paid and a return of any letters of credit posted without any draws therefrom.

        (b) EARLY POSSESSION. If Lessee occupies the Premises prior to the Commencement Date, the Commencement Date shall be considered the date such occupancy begins and shall not advance the termination date; however, Lessee shall pay rent for such period.

        6. USE AND COMPLIANCE WITH LAW. The Premises shall be used only for general office purposes, and for no other purpose without Lessor's prior written consent. General office purposes will be understood to include the use of the Premises as a telephone collection center and office site. Lessee shall not use the Premises for any unlawful purpose or so as to constitute a nuisance. Lessee covenants and agrees to comply with all restrictive covenants and ordinances and regulations of governmental authorities applicable to the Premises; provided, however, that Lessee shall not be required to modify the Premises to comply with any subsequently enacted governmental requirements unless same are applicable because of Lessee's particular use of the Premises (other than general office use).

        7. SIGNS. Lessee shall not, without the prior written consent of Lessor and the architectural review committee having jurisdiction over the Building, place any signs or advertising matter or material on the exterior or interior of the Building. If Lessor approves any signage or advertising matter or material, Lessee shall remove same at the termination or expiration of this lease. It is expressly acknowledged that Lessee desires to place signage upon the building and that Lessor will approve such signage in its reasonable discretion.

        8. QUIET ENJOYMENT AND COVENANT OF TITLE. Lessor covenants that it has full right and power to execute this lease and to grant the estate demised herein, and the Lessee, upon payment of the rents herein reserved and performing the terms, conditions, and covenants herein contained, shall peacefully and quietly have, hold, and enjoy the Premises during the full Term of this lease, and any extension hereof, from all persons claiming through Lessor.


        9. LESSOR'S SERVICES. (a) Lessor shall furnish the following services to Lessee at Lessor's cost on and during each business day.

                (i) Daily janitorial service and supplies for the Premises, Monday through Friday, except on national holidays.

                (ii) Heating and air conditioning during the appropriate seasons at levels similar to those maintained in similar one-story office buildings during normal business hours (8:00 am. to 10:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. Saturday).

                (iii) Hot and cold water as required for drinking, cleaning and lavatory purposes.

                (iv) Electricity supplied through the Building's 110-volt 20 amp circuits for lighting purposes and for operation of small business machines and equipment (e.g., typewriters, adding machines, personal computers and similar equipment). If Lessee desires dedicated or 220-volt electrical circuits, or wishes to install electrical equipment which will cause usage of electricity within the Premises to be above normal electrical usage for general office space, Lessee shall obtain Lessors written consent prior to installing such equipment or circuits. Any additional electrical circuits approved shall be installed by Lessor at Lessee's expense. Lessor may consider, among other relevant factors, the effects of the electrical load of the Premises upon the Building's circuits in giving or withholding its consent. Lessor may also require that Lessee pay periodically the additional direct expense of electricity supplied through Lessee's special circuits or excess electricity



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usage, including the cost of installing any necessary meters. Notwithstanding the foregoing, Lessee's electricity to the Premises shall be separately metered and shall be paid directly by Lessee.

        (b) Lessor shall not be liable for the interruption of any of the above-mentioned services caused by strikes, lockouts, accidents or other causes beyond the reasonable control of Lessor. Any interruption of service shall never be deemed an eviction or disturbance of Lessee's use and possession of the Premises or any part thereof, or render Lessor liable to Lessee for damages, or relieve Lessee from performance of Lessee's obligation under this lease, unless the interruption is the result of gross negligence by Lessor. Lessor shall use its best efforts to restore the interrupted service within a reasonable time after interruption if the cause of interruption is subject to Lessors control.

        (c) Lessor shall also provide exterior maintenance of the Building and its appurtenant grounds and facilities (the "Project"), including, but not limited to, parking lot repairs, landscape maintenance, structural repairs and roof repairs.

        (d) Lessor shall make all necessary repairs to the Premises at its expense, except when the repairs are required as a result of misuse or neglect by Lessee or by persons under Lessee's control or on the Premises at Lessee's invitation, in which event, Lessee shall make such repairs at its own expense.

        10.     OVERTIME HVAC. INTENTIONALLY DELETED

        11. ALTERATIONS BY LESSEE. Lessee shall not make any alterations to the Premises without obtaining Lessors prior written consent, which consent shall not be unreasonably withheld as to non-structural alterations. Any and all alterations, additions, or other improvements made by Lessee, with or without the consent of Lessor, regardless of how attached (except movable trade fixtures), shall become immediately upon installation and thereafter remain the property of Lessor, without compensation therefor to Lessee, unless otherwise agreed in writing by Lessor; provided, however, Lessor shall have the right to require that Lessee, upon the termination or at the expiration of this lease, remove any or all such alterations, additions and improvements and restore the Premises to their original condition, normal wear and tear excepted, unless such right has been waived in writing by Lessor.

        12. USE OF THE PARKING FACILITIES. Lessee and its employees and customers shall have the non-exclusive right, in common with Lessor, other tenants of the Building and their respective employees, guests and customers, to park automobiles in the parking area provided by Lessor, subject to such reasonable rules and regulations as Lessor may impose from time to time, including the designation of specific areas in which automobiles of Lessee, its employees, guests and customers must be parked. Lessee shall be entitled to six
(6) vehicle parking spaces for each 1,000 square feet of rentable space, unreserved and unassigned, and shall not use more parking spaces then said number.

        13. SUBLEASING AND ASSIGNMENT. Lessee and any approved assignee or approved subtenant may not assign their rights under this lease or the applicable sublease, or sublet the whole or any part of the Premises, without the prior written consent of Lessor, which approval shall not be unreasonably withheld. Even if Lessor's consent is given, no subletting or assignment shall release Lessee from any obligation pursuant to this lease or alter the primary liability and obligation of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. Acceptance of rent by Lessor from an assignee or subtenant who has not been approved by Lessor shall not waive the default created by failure to obtain Lessor's consent. As a condition of approving any proposed assignee or subtenant, Lessor may require such financial and other information concerning the proposed assignee or subtenant that Lessor deems appropriate. Approval of a proposed sublease or assignment in any one instance shall not affect Lessor's right to approve all subsequent assignments and subleases. Lessor shall be furnished with a duplicate


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executed original of all subleases and assignments. If Lessee requests Lessor's consent of an assignment of Lessee's interest in this lease, Lessor may, at its option, elect to terminate this lease as of the effective date of the proposed assignment. If Lessee requests Lessor's consent to a sublease, Lessor may, at its option, elect to terminate this lease as of the effective date of the proposed sublease as to the portion of the Premises which Lessee desires to sublease, and if such option to terminate is elected by Lessor, rent under this lease shall be adjusted as of the effective date of the partial termination and Lessee shall pay as additional rent on demand the cost of any demising walls required to separate the space as to which this lease has been terminated from the remainder of the Premises.

        14. CARE OF PREMISES. Lessee agrees to take good care of the Premises, and shall not suffer or permit any waste or injury thereto. Lessee shall pay for all repairs to the Premises necessary due to the acts of Lessee, its employees, agents, customers or guests, or their use of the Premises. Upon the expiration or termination of this lease, Lessee shall surrender the Premises in as good condition as Lessee obtained same on the Commencement Date, reasonable wear and tear excepted.

        15. DAMAGE TO PREMISES. If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Lessor shall promptly at its expense cause such damage to be repaired, and rent shall not be abated. If by reason of such occurrence the Premises shall be rendered partially untenantable, Lessor shall promptly at its own expense cause the damage to be repaired, and rent meanwhile shall be abated for the period of untenantability in proportion to the portion of the Premises rendered untenantable. If by reason of such occurrence all of the Premises are rendered untenantable, Lessor shall promptly at its expense cause the damage to be repaired, and rent shall abate until the Premises are again tenantable, unless within thirty (30) days after said occurrence Lessor shall give Lessee written notice that the estimated time necessary to reconstruct the destroyed Premises is in excess of one hundred twenty (120) days after the date of said notice and Lessee elects to terminate this lease by written notice to Lessor given within fifteen (15) days after receipt of Lessor's notice. If so terminated, this lease and the tenancy hereby created shall cease as of the date of casualty and all rent shall be abated as of such date. Lessor shall not be obligated to reconstruct or repair the Building or Premises except to the extent insurance proceeds have been received with respect to the event causing the damage. Lessor shall not be required to repair, replace or insure any property which the Lessee may be entitled to remove from the Premises. No damages, compensation or claims shall be payable by Lessor for inconvenience, loss of business or other consequential damages arising from any casualty, maintenance, repair or restoration of the Premises or Building. All rent paid in advance shall be apportioned in accordance with the foregoing provisions as of the date of damage; however, if the damage results wholly or in part from the fault of Lessee, its agents, contractors, employees or invitees, Lessee shall not be entitled to termination or any abatement or reduction in rent.

        16. LIABILITY. Lessor and its agents shall not be liable for any injury to persons or loss or damage to property resulting from any cause other than the negligence or willful misconduct of Lessor, its agents and employees. Lessee shall indemnify and save Lessor harmless from all suits, actions, damages, liability and expense arising from or out of any occurrence in, upon, at or from the Project or the occupancy or use by Lessee of the Premises, and occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, invitees, licensees or visitors. To this end, Lessee shall at all times during the term of this lease or any renewal thereof carry with an approved insurance carrier licensed to operate in the state in which the Premises are located, Comprehensive General Liability Insurance including Blanket Contractual Liability coverage naming Lessor as an additional named insured, with limits of liability of not less than $1,000,000 combined single limit for personal injury and property damage. A duplicate original or agent certified copy of


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such insurance policy shall be furnished to Lessor upon request. Lessee shall notify Lessor promptly of any accident or loss in the Premises or the Project or of any defects therein or in the equipment and fixtures thereof of which Lessee has knowledge, and the repair of such defects shall be promptly made, as provided herein.

        17. INSPECTION OF PREMISES. Lessor and Lessor's agents shall have free access during normal business hours to the Premises for the purposes of inspection, maintenance and repair. Lessor shall have the right to show the Premises to prospective tenants during the last one hundred eighty (180) days of the Term of this lease.

        18. HAZARDOUS MATERIALS. (a) Without Lessor's prior written consent, Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors or invitees, except for small quantities of such Hazardous Material incidental to Lessee's business.

        (b)     Any Hazardous Material permitted on the Premises as provided in
Section 18(a) and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to this Hazardous Material.

        (c) Lessee shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if that material (as is reasonably determined by the Lessor or any governmental authority) does or may pollute or contaminate the same or may adversely affect (aa) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (bb) the condition, use or enjoyment of the building or any other real or personal property and which would result in a violation of applicable environmental laws.

        (d) At the commencement of each Lease Year, Lessee shall disclose to Lessor the names and approximate amounts of all Hazardous Material that Lessee intends to store, use or dispose of on the Premises in the coming Lease Year. In addition, at the commencement of each Lease Year (beginning with the second Lease Year), Lessee shall disclose to Lessor the names and amounts of all Hazardous Material that to Lessee's knowledge were actually used, stored or disposed of on the Premises, if those materials were not previously identified to Lessor at the commencement of the previous Lease Years.

        (e) As used herein, the term "Hazardous Material" means (aa) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (bb) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (cc) any oil, petroleum products and their by-products, other than those used in automotive or recreational activity, boats or motorcycles which are stored on the Demised Premises in accordance with all applicable laws and minor leakage and spills which are, upon written request of Lessor, promptly cleaned up; and (dd) any substance that is or becomes regulated by any federal, state, or local governmental authority.

        (f) Lessee hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Lessee, and the Lessee shall give immediate notice to the Lessor of any violation or potential violation of the provisions of Section 18(b). Lessee shall defend, indemnify and hold harmless Lessor and its agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including without limitation, attorneys' and consultants' fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (aa) the presence, disposal, release or threatened release of any such Hazardous Material that is on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise;
(bb) any violation of any laws applicable thereto. The provisions of this
Section 18(f) shall be in addition to any other obligations and liabilities Lessee may


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have to Lessor at law or in equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

        19. INDEMNIFICATION. Except to the extent caused by Lessor's negligence or breach of any term of this Lease, Lessee hereby agrees to indemnify and hold Lessor and Lessor's agents and employees harmless from any and all claims, damages, liabilities or expenses arising out of (aa) Lessee's use of the Premises or the Building, (bb) any and all claims arising from any breach or default in the performance of any obligation of Lessee and/or (cc) any act, omission or negligence of Lessee, its agents or employees. Lessee agrees to procure and keep in force during the Term hereof a contractual liability endorsement to its public liability policy, specifically endorsed to cover the indemnity provision of this section. Except to the extent caused by Lessor's negligence or breach of any term of this Lease, Lessee further releases Lessor and Lessor's agents and employees from liability for any damages sustained by Lessee or any other person claiming by, through or under Lessee due to the Premises, the Building, or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident including, but not limited to, any damage caused by water, snow, windstorm, tornado, gas, steam, electrical wiring, sprinkler system plumbing, heating and air conditioning apparatus and from any acts or omissions of co-tenants or other occupants of the Building. Lessor and Lessor's agents and employees shall not be liable for any damage to or loss of Lessee's personal property, inventory, fixtures or improvements, from any cause whatsoever except the affirmative acts of negligence of Lessor, and then only to the extent not covered by insurance required to be obtained by Lessee in accordance with Section 16 hereof.

        20. COMPLIANCE WITH LAW. Lessee shall during the Term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may be applicable to the Premises or to the use, manner of use or occupancy thereof, whether or not the same shall interfere with the use or occupancy of the Premises. Lessee shall give prompt notice to Lessor of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or use or occupation thereof. Lessee shall also comply with all rules and regulations attached hereto as Exhibit B and as may be subsequently applied by Lessor to all tenants of the Building.

        21. CONDEMNATION. If all or a part of the Premises sufficient to render same unusable for Lessee's purposes (in Lessor's reasonable judgement) or all means of access to the Premises shall be condemned for a period in excess of ninety (90) days or sold under threat of condemnation, this lease shall terminate and Lessee shall have no claim against Lessor or to any portion of the award in condemnation for the value of any unexpired Term of this lease. Lessee may seek to recover independently compensation from the condemning authority for moving expenses, the value of any of Lessee's property taken (other than Lessee's leasehold interest in the Premises) or other compensable loss or damage. In the event of a temporary taking of ninety (90) days or less, this lease shall not terminate, but the Term hereof shall be extended by the period of the taking and the rent shall abate in proportion to the area taken for the period of such taking.

        22. DEFAULT. (a) If Lessee does not pay any rent or other sum payable by Lessee pursuant to this lease and such default continues for a period of ten (10) days after written notice is given to Lessee (provided, however, that no written notice shall be required if Lessor has previously given written notice of failure to pay rent during the then current calendar year), or if Lessee shall fail to perform any other covenant, agreement, or obligation of Lessee pursuant to this lease and such default continues for thirty (30) days after written notice thereof is given to Lessee, or if Lessee should become bankrupt or insolvent or any debtor proceedings are taken by or against Lessee, or if Lessee vacates or attempts to vacate the Premises, then Lessor shall have the following rights and remedies:

                (i) Lessor may terminate this lease by written notice to Lessee, in which event


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this lease, all rights of Lessee, and all duties of Lessor shall immediately cease and terminate, and Lessor may re-enter and take possession of the Premises, remove all persons and property from the Premises and store such property in a public warehouse or elsewhere at the cost of, and for the account of, Lessee and enjoy the Premises free of Lessee's estate pursuant to this lease, without prejudice, however, to any and all rights of action against Lessee that Lessor may have for rent, damages, or breach of this lease, in respect of which Lessee shall remain and continue liable notwithstanding such termination;

                (ii) Lessor shall have the right to re-enter the Premises and remove all persons and property from the Premises and store such property in a public warehouse or elsewhere at the cost of, and for the account of Lessee, without terminating this lease. Lessor shall have the right to take such action without service of notice except as may be expressly required herein or by applicable law and without resort to legal process (unless required by law) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. If Lessor elects to re-enter the Premises as aforesaid, Lessor may, at any time thereafter, elect to terminate this lease by giving written notice to Lessee of such election. Whether or not Lessor elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceedings or pursuant to any notice required by law, Lessor may, at its option, re-let the Premises or any portion thereof for the benefit of Lessee for such Term or Terms (whether shorter or longer than the Term of this lease) and at such rental and upon such other Terms and conditions as Lessor, in its sole discretion, deems advisable, and, at the expense of Lessee, Lessor shall have the right to make such repairs or alterations to the Premises as Lessor deems necessary in order to re-let same. Provided this lease has not been terminated by Lessor, upon each such re-letting all rentals actually received by Lessor from such re-letting applicable to the unexpired Term of this lease shall be applied as follows: First, to the payment of any costs and expenses of such re-letting, including costs incurred by Lessor for brokerage fees, legal fees and alterations and repairs to the Premises; Second, to the payment of any indebtedness other than rent due hereunder from Lessee; Third, to payment of any unpaid portion of rent then due. On the scheduled expiration date of this lease, Lessor shall pay the residue, if any, to Lessee. No such re-entry or taking of possession of the Premises by Lessor shall be construed or shall operate as an election by Lessor to terminate this lease unless written notice of termination is given by Lessor to Lessee, or this lease is terminated by an order or decree of a court of competent jurisdiction.

                (iii) All rent (annual rent and all payment of additional rent reasonably ascertainable) for the remainder of the then current Term shall become due and payable, at the option of Lessor; or,

                (iv) Lessor may lock up the Premises and preclude Lessee's access thereto. Lessee grants to Lessor a security interest in all of Lessee's property located in the Premises, and agrees to execute and deliver such financing statements and other instruments as may be necessary to perfect such security interest;

        (b) In addition to all remedies specified in this lease, Lessor shall have all remedies available pursuant to applicable law.

        (c) No re-entry, taking possession of, or repair of the Premises by Lessor, termination of this lease or any other action taken by Lessor as a result of any default of Lessee shall relieve Lessee of any of its liabilities or obligations hereunder which arose prior to or by reason of such termination, whether or not the Premises are re-let.

        (d) All remedies of Lessor shall be cumulative. Election by Lessor to exercise any remedy shall not prevent or be deemed a waiver of Lessor's right to thereafter exercise any other remedy.

        (e) Lessee agrees to pay upon demand all costs, fees and expenses (including, without limitation, court costs and reasonable attorney's fees) incurred by Lessor in enforcing this lease.


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        23.     HOLDING OVER. If Lessee remains in possession of the Premises after the expiration or termination of the Term of this lease without Lessor's written consent, such possession shall, at Lessor's option, (a) be a tenancy at sufferance only, during which tenancy at sufferance annual rent shall be due and payable at 125% of the annual rent due for the last Term, or (b) result in an extension of this lease on a month-to-month basis, upon the terms and conditions applicable to the last year of the preceding Term, except annual rent, which shall be at 125% of the rent due during the last month of the Term. All other provisions of this lease shall remain in force during the period of any such tenancy at sufferance or month-to-month renewal. Acceptance of rent by Lessor during any holdover tenancy at sufferance shall not waive the default created by Lessee's holdover or Lessor's option to select the tenancy created by the holdover.

        24. SURRENDER OF PREMISES. Lessee shall surrender the Premises at the expiration or sooner termination of the lease Term, broom-cleaned, with all rubbish removed, free of subtenancies, and in good condition and repair, reasonable wear and tear excepted. Lessee shall deliver all keys to Lessor or Lessor's agent.

        25. INFORMATION CONCERNING LESSEE. Lessee shall furnish within fifteen (15) days after request from Lessor such current information concerning the financial condition of Lessee as Lessor may reasonably require up to twice in any 12 month period. Such financial information shall include (but is not necessarily limited to) a financial statement dated not more than twelve (12) months prior to Lessors request. Such financial statement shall be prepared in accordance with generally accepted accounting principles and annually certified by a certified public accountant. A general partner or officer of Lessee shall furnish a certification to Lessor to the effect that there either has or has not been any material adverse change in the financial condition of Lessee since the date of the financial statement submitted, and if such certification states that there has been a material adverse change, furnishing such details concerning same as Lessor may request.

        26. AUTHORITY OF LESSEE. Lessee shall furnish to Lessor within fifteen (15) days after request from Lessor such corporate resolutions, certificates of incumbency, partnership resolutions, partnership agreements. legal opinions or other information as Lessor may reasonably request in order to confirm that the execution and delivery of this lease has been duly authorized by Lessee and that the person(s) executing this lease on behalf of Lessee were duly authorized to do so. All such corporate or partnership resolutions, certificates or agreements shall be certified as being duly adopted and/or in full force and effect, without amendment, by an appropriate officer or partner of Lessee.

        27. LETTER OF CREDIT. As security for Lessee's obligations under Paragraph 3 of this Lease, Lessee shall, upon execution and delivery of this Lease, deliver to Lessor a clean irrevocable Letter of Credit (the "Letter") in the amount of $500,000.00, which Letter shall be issued by a major commercial bank (the "Bank") reasonably acceptable to Lessor, which Letter shall be transferable and shall specify that multiple draws are permitted, and upon which Lessor may draw by presentation of a sight draft accompanied by a certificate executed by Lessor stating: "We certify that Portfolio Recovery Associates, LLC is in default pursuant to the terms of Paragraph 3 of its Lease with Riverside Investors, L.C., or its successor in interest and the amount drawn hereunder represents the amount required to cure such default." The Letter shall either
(x) expire upon the achievement by Lessee of gross revenues (cash collections) in the prior 12 months of $15,000,000 or more, and pre-tax operating cash flow of $7,500,000 or more (pre-tax operating cash flow will be defined as cash collections as designated in the footnotes to Lessee's audited financial statements, less all operating expenses, adding back depreciation and amortization, exclusive of taxes and interest expense, as all of these items appear in Lessees audited financial statements), or (y) be renewed periodically so that the original Letter or a replacement thereof shall be in full force and effect throughout the term of this Lease. Lessee shall deliver to Lessor any replacement Letters not less than thirty (30) days prior to the expiration of the then current Letter. If Lessee shall fail so to deliver any replacement Letter, then Lessor shall be entitled to draw upon the existing Letter. If Lessor shall draw upon any such Letter as a result of the failure of Lessee to perform any of its obligations under Paragraph 3 of this Lease or its obligations under this Section, Lessee shall immediately deliver to Lessor an additional Letter in the amount so drawn by Lessor, and otherwise on terms identical to the Letter. If the Bank shall become or be declared insolvent or be liquidated or reorganized or shall be subject to any provision of any bankruptcy law or code as then in effect or if the Letter shall cease to be in full force or effect (all collectively, a "Failure") then the date on which any of the foregoing shall occur shall be deemed to be the expiration of the Letter, whereupon Lessee shall immediately deliver a replacement Letter from another Bank. For purposes of Section 22, if Lessee shall fail to deliver a replacement Letter as aforesaid within ten (10) days after notice from Lessor of the occurrence of a Failure, such event shall be deemed a default by Lessee in the payment of rent.

        Notwithstanding the foregoing, the Letter shall not be less than (i) $500,000 during the first year of the Term and (ii) upon achievement of the foregoing release criteria, $250,000 during the second year of the Term.

        28. RULES AND REGULATIONS. The rules and regulations attached to this lease as Exhibit B shall be and are hereby made a part of this lease. Lessee, its employees, customers and guests shall perform and abide by such rules and regulations, and any amendments or additions to such rules and regulations as may be made from time to time by Lessor.

        29. SUBORDINATION. This lease is subject and subordinate to all security liens, mortgages, deeds of trust and related financing instruments which may now or hereafter affect the Premises or the Project, and to all renewals, modifications, consolidations, replacement, amendments and extensions thereof, unless Lessor or any lender secured by a mortgage, deed of trust or similar security instrument elects to make this lease superior to same, which it may do at its option. Lessee and Lessor shall execute within ten (10) days after request from the other party, a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Lessor and its lender. Lessee hereby irrevocably appoints Lessor its attorney in fact to execute and deliver any such instrument on behalf of Lessee, if Lessee fails or refuses to execute or deliver same as required hereby. Lessee shall also execute within ten (10) days after request an agreement with any lender pursuant to which Lessee agrees to give such lender notice of any default by Lessor pursuant to this lease, agrees to accept performance by such lender of appropriate curative action, and agrees to give such lender a minimum period of sixty (60) days after Lessee's notice to such lender for the lender to cure Lessor's default prior to Lessee terminating this lease due to Lessor's default. Lessee hereby irrevocably appoints Lessor its attorney in fact to execute and deliver any such instruments on behalf of Lessee, if Lessee fails or refuses to execute or deliver same as required hereby.

        30. ESTOPPEL STATEMENT. Within ten (10) days after request therefor by Lessor, Lessee agrees to deliver in recordable form a certificate prepared by Lessor to any proposed mortgagee or purchaser of the Premises or to Lessor certifying (if such is the case) that this lease is in full force and effect, that there are no defense or offsets thereto, or stating those claimed by Lessee, and such other facts related to this lease, the Premises or Lessee as Lessor may request. If Lessee does not execute and return such certificate as required above, Lessee hereby irrevocably appoints Lessor as its attorney in fact to execute such certificate on behalf of Lessee.

        31. NOTICES. Any notices required pursuant to this lease shall be in writing. Addresses to which notices shall be sent are as follows:

TO LESSEE:              Portfolio Recovery Associates, LLC
                        100 Corporate Boulevard, Suite 100
                        Norfolk, VA 23502

                         Attention: Steve Fredrickson

  TO LESSOR:             Riverside Investors, L.C.
                         c/o Robinson Sigma Commercial Real Estate, Inc.
                         192 Ballard Court, Suite 200
                         Virginia Beach, Virginia 23462
                         Attn: Anthony W. Smith

  TO MANAGING AGENT:     Robinson Sigma Commercial Real Estate, Inc.
                         192 Ballard Court, Suite 200
                         Virginia Beach, Virginia 23462

Either party may at any time designate by written notice to the other a change of address for notices. All notices, demands and requests which are addressed as provided above and are (i) deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, or (ii) accepted for overnight delivery by Federal Express, Emery, Purolator, Airborne or Express Mail, delivery charges prepaid or with delivery not conditioned upon payment of charges, shall be deemed to have been given for all purposes hereunder at the time such notice, demand or request shall be deposited in the United States mail or accepted for delivery by the applicable overnight delivery service.

        32. PAST DUE RENTS. Lessee recognizes and acknowledges that if rent payments are not received when due, Lessor will suffer damages and additional expense thereby and Lessee therefore agrees that a late charge equal to $500 (five hundred dollars) may be assessed by Lessor as additional rental if Lessor has not received any monthly installment of annual rent or other rent or additional rent due pursuant to this lease within five (5) days after its due date. If rent payments are not received within 10 days of when due, and if a minimum of 24 hour prior written or verbal notice is given by Lessor to Lessee, the total late charge for that month's rent payment will be increased to 10%. If any check given in payment of rent is not honored when due, Lessor may require that subsequent rent payments be made by certified or cashier's check.

        33. BUILDING NAME. Lessor reserves the right to change at any time the name, address or designation of the Building without any liability to Lessee.

        34.     RIGHT TO RELOCATE. INTENTIONALLY DELETED

        35.     RENT TAXES. INTENTIONALLY DELETED

        36. AREA OF THE PREMISES. The rentable area of the Premises shall be measured using the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI 265.1-1996, published by the Building Owners and Managers Association International.

        37.     TAXES ATTRIBUTABLE TO LESSEE'S IMPROVEMENTS. INTENTIONALLY
DELETED

        38.     ELECTRICITY STOP. INTENTIONALLY DELETED

        39. DEFINITION OF LEASE YEAR. The first lease year is the period beginning on the Commencement Date and ending one (1) year after the last day of the month preceding the month in which the Commencement Date occurs. The second lease year shall begin on the day after the end of the first lease year, and shall end one (1) year after the end of the first lease year. The third and subsequent lease years shall begin and end on the appropriate anniversary dates of the beginning and ending dates of the second lease year.

        40. SUCCESSOR AND ASSIGNS. This lease shall bind and inure to the benefits of the successors, assigns, heirs, executors, administrators and legal representatives of the parties hereto. This provision shall not give Lessee by implication any right to assign its rights or interest pursuant to this lease. The provisions of paragraph 13 above govern Lessee's right to assign and sublet.

        41. RELATIONSHIP OF LESSOR AND LESSEE. It is expressly understood and agreed that Lessor shall not be construed as or held to be a partner, joint venturer or associate of Lessee, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of landlord and tenant.

        42. LIMITATION OF LESSOR'S OBLIGATION. The obligations of Lessor hereunder shall be binding only upon its interest in the Project and the proceeds of any insurance maintained by Lessor therefor, and not upon any other assets of Lessor or any partner of Lessor personally. Lessee agrees to look solely to the equity of Lessor in the Project, and Lessor's insurer for the satisfaction of any remedies of Lessee or judgement obtained by Lessee as a result of a breach by Lessor of this lease. Such exculpation of liability shall be absolute and without any exception whatsoever.

        43. PERFORMANCE BY LESSOR AND LESSEE. If, after notice to Lessor as provided herein, Lessor fails to perform any of its obligations hereunder within the applicable time frame, Lessee may, at its option (but shall be under no obligation to do so), perform the obligation of the Lessor which Lessor has failed to perform. Any amounts advanced in so performing obligations of Lessor shall reduce by the amount so advanced, the subsequent month's rent due from the Lessee to the Lessor; provided however, that if Lessee should make any offsets, Lessee agrees that in all events it shall continue to pay not less than eighty percent (80%) of the applicable monthly rent. To the extent that Lessee cannot offset in full in any particular month all amounts due to Lessee as a result of this provision, Lessee may continue to offset in subsequent months until Lessee is reimbursed in full.

        If Lessee fails to perform any of its obligations hereunder, Lessor may, at its option (but shall be under no obligation to do so), perform the obligation of Lessee which Lessee has failed to perform. Any amounts advanced in so performing obligations of Lessee shall bear interest at the rate of eighteen (18%) percent per annum (or, if lower, the highest lawful rate) from the date expended until repaid, shall be due and payable on demand, and failure to pay on demand shall constitute an independent event of default hereunder. Payment or performance by Lessor of the obligations of Lessee shall not waive or cure any breach occasioned by Lessee's failure or refusal to pay or perform same.

        44. WAIVER. Delay in asserting or prosecuting any right, claim or cause of action accruing hereunder is not and shall not be deemed to be a waiver of, and shall not prejudice the same, or any other right, claim or cause of action accruing hereunder at any time. Waiver of any right, claim or cause of action at any time shall not prejudice any other right, claim or cause of action which Lessor may have or which shall thereafter accrue, and shall not waive Lessors right to assert any other right, claim or course of action. Acceptance by Lessor of rent from Lessee during the existence of any default shall not constitute a waiver of such default, or a waiver of the right of Lessor to insist upon Lessee's strict compliance with the terms of this lease.

        45. PARAGRAPH HEADINGS. The paragraph headings of this lease are used for convenience only, and are in no way to be construed as a part of this lease or as a limitation on the scope of the particular provision to which they refer.

        46. INVALIDITY. If any provision of this lease shall be held to be invalid, whether generally or as to specific facts or circumstances, the same shall not affect in any respect whatsoever the validity of the remainder of this lease, which shall continue in full force and effect. Any provision held invalid as to any particular facts and circumstances shall remain in full force and effect as to all other facts and circumstances.

        47. GOVERNING LAW. This lease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the state in which the Project is located.

        48. BROKERS. Lessor warrants and represents that Lessor has not obtained the services of any real estate broker other than Robinson Sigma Commercial Real Estate. Inc.

("Agent") in negotiating or consummating this Lease. Lessee warrants and represents that no agent, broker or finder was involved on its behalf in negotiating or consummating this lease. Lessee agrees to indemnify and hold Lessor harmless from any and all claims for brokerage commissions arising out of any communications or negotiations between Lessee and any broker (other than Agent) regarding this lease.

        49.     AGENCY AND OWNERSHIP DISCLOSURE.

        (a) Lessor and Lessee each acknowledge that, in connection with this lease:

                                   INITIAL ONE

                        THE AGENT IS REPRESENTING THE LESSOR EXCLUSIVELY
               ------

                                       OR


                 X      THE AGENT IS REPRESENTING THE LESSOR AND LESSEE, AND
               ------   LESSOR AND LESSEE EXPRESSLY CONSENT TO THE AGENT ACTING
                        AS A DUAL REPRESENTATIVE BY THEIR EXECUTION OF THIS
                        LEASE AND THEIR REVIEW AND EXECUTION OF THE ATTACHED
                        DISCLOSURE OF DUAL REPRESENTATION).

        (b)     Initial one or both, if applicable:

                        One or more principals of Lessor are licensed Virginia
               ------   real estate brokers or salespersons.

                                     and/or

                 X      Agent and/or one or more brokers or salespersons of
               ------   Agent has an ownership interest in Lessor.

        50. ENTIRE AGREEMENT. This lease together with the attached Exhibits and Riders referred to herein and specified below, contains the entire agreement of the parties related to this transaction, supersedes all prior negotiations and agreements and represents their final and complete understanding. This lease may not be modified orally, through course of performance or in any manner other than by agreement in writing, signed by the parties hereto.

        51.     EXHIBITS AND ADDITIONAL PROVISIONS. The Exhibits designated as
A. B. C & D, and Rider designated as No. 1 which are attached hereto and are a part of this lease, and are incorporated herein as if set forth in full.

        IN WITNESS WHEREOF, this lease has been duly executed by the parties hereto as of the date and year first above written.


  LESSOR:                     RIVERSIDE INVESTORS, L.C.,
                              A VIRGINIA LIMITED LIABILITY COMPANY

                      By:     Robinson Development Group, Inc.
                      Its:    Manager

                      By:     /s/ ANTHONY W. SMITH
                              -----------------------------------
                              Anthony W. Smith
                      Its:    Senior Vice President


  LESSEE:                     PORTFOLIO RECOVERY ASSOCIATES, LLC,
                              A DELAWARE LIMITED LIABILITY COMPANY

                      By:     /s/ STEVEN FREDRICKSON
                              -----------------------------------

                      Name:   Steven Fredrickson
                              -----------------------------------

                      Its:     President
                              -----------------------------------

                                   RIDER NO. 1
                            DATED FEBRUARY   , 1999

                                 BY AND BETWEEN

                      RIVERSIDE INVESTORS, L.C. ("LESSOR")

                                       AND

                  PORTFOLIO RECOVERY ASSOCIATES, LLC ("LESSEE")

        The following paragraphs are made a part of this Lease, and in the event of any inconsistency between the following paragraphs and any other terms of this Lease, the following paragraphs shall control:

1. ESCALATION. The rent, as described in the Lease, shall increase three percent (3%) per annum on the anniversary of the Commencement Date if such date is the first day of the month. If the term of this Lease shall commence on a day other than the first day of a calendar month, the increase shall occur on the first day of the month immediately following the month of the Commencement Date.

2. RENT ABATEMENT. Provided this Lease is in full force and effect and no default by Lessee has occurred hereunder, Lessor shall provide Lessee with a rent abatement in the amount of $46.215 (the "Rent Abatement"). Such Rent Abatement shall be taken in six (6) equal monthly installments of $7,702.50 per month for the first six (6) months of the Lease Term. The Rent Abatement is based on 5,688 square feet at $16.25 per square foot. All other provisions of the Lease shall be in effect during the Abatement Months. The entire rent otherwise due and payable for the Abatement Months shall become immediately due and payable upon the occurrence of a default under the Lease.

3. RENEWAL OPTION. Provided this Lease is in full force and effect and no default by Lessee has occurred hereunder, Lessee shall have the right to renew this Lease for one (1) five (5) year term upon providing Lessor with written notice one hundred eighty (180) days prior to the current expiration. The renewal term shall be subject to the terms and conditions set forth in this Lease and the rent shall be at the lesser of the then escalated rent or the fair market value at the time of the renewal. Lessee's rights as to this option are personal to the original Lessee executing the Lease and may not be exercised or be assigned, voluntarily, by or to any person or entity other than the original Lessee.

Lessor shall provide written notice of Lessor's determination of the fair market rental rate not later than ten (10) days after the last day upon which Lessee may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Lessee shall have ten (10) days ("Lessee's Review Period") after receipt of Lessor's notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Lessee to so object to the fair market rental rate submitted by Lessor in writing within Lessee's Review Period shall conclusively be deemed Lessee's approval and acceptable thereof. In the event Lessee reasonably objects to the fair market rental rate submitted by Lessor within Lessee's Review Period, Lessor and Lessee shall attempt in good faith to agree upon such fair market rental rate within fifteen (15) days following Lessee's Review Period (the "Outside Agreement Date"). If Lessee and Lessor do no agree upon a fair market rental rate by the Outside Agreement Date, then each party's determination shall be submitted to appraisal in accordance with the provisions that follow.

Lessor and Lessee shall, at its own expense, appoint one licensed Virginia real estate broker ("Broker") to determine market rental rate of the Premises. Within thirty (30) days of the Outside Agreement Date, each Broker shall submit its appraisal. If the difference in the two appraisals does not exceed ten percent (10%) of the rental rate then in effect, "Fair Market Value" shall be the average of the two appraisals.

If the difference between the two appraisals shall exceed ten percent (10%) of the rental rate then in effect, then the two Brokers shall, within ten (10) days, appoint a third licensed real estate Broker to perform a third appraisal, to be performed within fifteen (15) days thereafter. The cost of the third appraisal shall be shared equally by the Lessor and Lessee.

In the event that the third appraisal is neither (i) more than ten percent (10%) greater than the higher of the two previous appraisals, nor (ii) more than ten percent (10%) less than the lower of the two previous appraisals, the third appraisal shall be deemed to be "Fair Market Value". In the event that the third appraisal is more than ten percent (10%) greater than the higher of the two previous appraisals, then "Fair Market Value" shall be the higher of the two previous appraisals. In the event the third appraisal is more than ten percent (10%) less than the lower of the two previous appraisals, "Fair Market Value" shall be the lower of the two previous appraisals.

4. RIGHT OF FIRST REFUSAL. Provided this Lease is in full force and effect and no default by Lessee has occurred hereunder, Lessee shall have the right of first refusal to lease contiguous space (the "Space"), excluding space initially teased to Maersk Lines, Ltd. or affiliates outlined on Exhibit D in accordance with the provisions set forth below, as such Space becomes available to lease to third parties. If Lessor receives a bona fide offer (the "Offer") from a third party to lease the Space, and the Offer is acceptable to Lessor, Lessor, prior to acceptance of the Offer, shall provide Lessee with the terms of the Offer in writing. Lessee must deliver written notice to Lessor within five (5) business days after receipt of such written terms of the Offer whether Lessee intends to lease the Space. Lessee's failure to notify Lessor within such time shall be deemed a waiver of Lessee's right to lease such Space. If Lessee timely notifies Lessor that it desires to lease the Space covered by the Offer, Lessor shall thereupon lease the Space to Lessee (and Lessee shall accept such Space) upon the terms and conditions as contained in this Lease except for any terms specified in the Offer which differ from the terms of this Lease, in which case the terms of the Offer shall govern. Notwithstanding the foregoing, if Lessee exercises its right to lease the Space within the first two years of the Term, Lessor shall lease the Space to Lessee upon the terms and conditions as contained in this Lease except that the improvement allowance shall be prorated based on the then-remaining term of the Lease. if Lessee exercises its right to lease the Space, the parties shall promptly thereafter execute an amendment to the Lease to include the Space and to document the lease terms thereof. If Lessee fails to accept the Offer, Lessor may at any time thereafter lease such Space to any party upon any terms Lessor deems appropriate. Lessee's rights described in this provision are personal to the original Lessee executing the Lease and may not be exercised or be assigned voluntarily or involuntarily, by or to any person or entity other than the original Lessee.

5. TENANT IMPROVEMENTS. Lessor shall provide Lessee with an allowance of Three Hundred Forty Seven Thousand Five Hundred and 00/100 Dollars ($351,790.00) ("Improvement Allowance") for tenant improvements to be constructed in accordance with the Work Letter Agreement (Exhibit C) attached hereto and incorporated herein by reference. All costs in excess of the Improvement Allowance shall be at Lessee's cost.